UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

____________________________________

Date of Report (Date of earliest event reported): October 21, 2015

MEDIAN GROUP INC.

(formerly known as CLIXSTER MOBILE GROUP INC.)

(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Level 7, Tower 7, Avenue 5, The Horizon Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +603 2242 3995 Fax: +603 2242 4317

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In moving forward to introduce new directions towards attaining the Company’s vision and mission, with effect from October 21, 2015, the following changes to the Board were made:

(i)	The Board accepted the resignation of Noor Azlan Khamis as President and Chief Executive Officer and Director of the Registrant and the resignation of Azrinaz Mazhar Hakim Mazhar as Director of the Company. These departures were not as a result of any disagreements with the Registrant on any manner relating to the Registrant's operations, policies, or practices.
(ii)	The Board appointed Ching Chiat Kwong, Abdul Fattah Abdullah and Ahmad Shukri Abdul Ghani as Directors of the Registrant and Andrew Hwan Lee as President and Chief Executive Officer of the Registrant replacing Noor Azlan Khamis. The biographical details of the new executives are set out below.

We are not aware of any transaction relating to Ching Chiat Kwong, Abdul Fattah Abdullah and Ahmad Shukri Abdul Ghani that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act and that is not disclosed herein.

The biographies of the new directors appointed are set out below:

Andrew Hwan Lee

He is a Korean American with an extensive international work experience. His first job stint started in 1987 at Trustbank Savings in Virginia, USA where he was the Assistant Manager of its Computer Department. Later in 1990, he joined International Computer Consulting (ICC) Corp., also in Virginia as the IS Manager before joining the Clinton-Gore Presidential Campaign team in Washington DC in October 1991 for 13 months as the System Manager, responsible for data communications and was tasked with designing the LAN and WAN infrastructure to support the presidential campaign and its subsequent testing and implementation.

He later joined Hughes Communication in December 1992, under the National Rural Telecommunication Cooperative as the Head of DBS Billing Applications where he was responsible for the selection, specification, development, implementation and operations of the billing system.

In early 1995, he was appointed as the Chief Information Officer of MEASAT Broadcast Network Systems in Malaysia (“MBNS”). Operating under the brand ASTRO, MBNS is an integrated electronic media enterprise offering a wide-range of multimedia broadcasting services and one of the largest broadcasting companies in Asia, offering 100 television and 8 radio channels in digital format. During his 5 years tenure, Andrew played a pivotal role to develop and maintain an efficient telecommunication infrastructure and to design and establish a scalable and robust networking infrastructure, which would transparently integrate various critical broadcasting-related sub-systems and administrative system using leading edge technology with a centralised data centre for the operations and management of these systems. His expertise and knowledge were not confined to the Company alone as he was also involved in the Group’s activities as Chairman of the Group’s IT Committee, Technical Advisor for the Binariang’s (a sister company of MBNS) satellite systems and Advisor/Consultant/Project Manager for the Group’s regional call centre in Philippines.

Subsequently in 2000, Mr. Lee was appointed as the Group CEO of DataOne Group Ltd, a wholly owned subsidiary of KEPPEL T&T, which is in the business of building and operating world class Internet Data Center in Singapore, Malaysia, Philippines and Thailand, managing an operating budget of over S$500 million.

In July 2007 till now, he is the Chief Strategy Officer of HUB Technologies Sdn Bhd, an aerosol fire suppression systems provider serving both the domestic and international scenes. Its product under the brand name of Aerohub is known as the only organic aerosol fire suppression solution in the world and recognized by the Government of Malaysia as a National Product. HUB Technologies was awarded a Central Contract from the Ministry of Finance of Malaysia worth RM2 billion.

Ching Chiat Kwong

He is the Executive Chairman and CEO of Oxley Holdings Limited, a company listed on the Singapore Stock Exchange (“SGX”). He is responsible for the overall performance as well as for the formulation of corporate strategies, and the future direction of the Oxley Group.

He also serves as a Non-Executive Director of Artivision Technologies Ltd, a SGX Catalist-listed company.

Mr. Ching possesses more than 15 years of experience in real estate development and telecommunications in Asia. Prior to establishing the Oxley Group, he invested in, developed and successfully launched 13 residential property projects in various parts of Singapore. His ability to identify market trends and business opportunities has enabled him to chart the course for the Oxley Group’s expansion towards the development of industrial and commercial projects in addition to residential properties. Under Mr. Ching’s leadership, the Oxley Group completed its initial public offering (IPO) on the SGX Catalist in October 2010. Oxley’s IPO was then the largest offering ever made on SGX Catalist.

Apart from his commitments at Oxley, Mr. Ching is also an active supporter of programmes that benefit the elderly and socially disadvantaged. He graduated with a Bachelor of Arts and a Bachelor of Social Sciences (Hons) from the National University of Singapore in 1989 and 1990 respectively.

Abdul Fattah Abdullah

Mr. Abdul Fattah is currently the President of Angkasa or the National Cooperative Movement of Malaysia, which is the defacto body of the cooperatives’ movement in Malaysia. Appointed since June 2013, he plays an important role in driving Angkasa in providing high quality products and services as well as protecting the interests and championing the rights of the cooperative movement through professional management.

He is also the President of ASEAN Cooperative Organisation (ACO) until his term expires in 2018. He also sits as Board member in Cooperative College of Malaysia and the Federal Land Consolidation and Rehabilitation Committee (“FELRA”), a Government-linked company involved in rehabilitation and consolidation of rural lands through re-planting and helping its community participate in national economy activities. In addition, he is Chairman of 2 subsidiaries under FELCRA namely Felcraniaga Pte Ltd and Felcra Training and Consultancy Pte Ltd.

He graduated from Universiti Putra Malaysia with a Bachelor in Communication in 2004 and a Professional Diploma in Entrepreneurship and Business Management from Universiti Malaya in 2003.

Ahmad Shukri Abdul Ghani

He graduated with his law degree from University of Wales, Cardiff, Wales in 1996 and then in 1997, obtained his Barrister at Law from the Honourable Society of Gray’s Inn. In 2011, he pursued and obtained his Certificate of Usuluddin from Universiti Malaya.

Mr. Ahmad Shukri currently is a partner of Messrs. Aziz Hon Annuar. For the past 10 years he has been with PGN Link Sdn Bhd. He worked in various industries including being the General Manager for EH Auto Link (Asia) Sdn Bhd, a company in the business of importing and producing automotive parts and Managing Director of PGN Link Sdn Bhd, which deals in the trading of used automotive parts. As a result of his many years in automotive sector, he was involved in the negotiation with the Malaysia Automotive Institute in drawing up the National Automotive Policy. He was also invited to the British Standard Office in London for a discussion in the formation of a new standard for used automotive parts.

Besides being a member of the Malaysian Bar Council, England and Wales Bar Council and The Honourable Society of Gray’s Inn, Mr. Ahmad Shukri is the secretary of the Parent-Teachers Association of Hira’ Educational Institution and the Seri Banang, Taman Seri Andalas Residents’ Association and a working committee for End of Life of Vehicles at Standards and Industrial Research Institute of Malaysia (“SIRIM”).

The Registrant is not aware of any family relationships between and amongst any of the directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2015	MEDIAN GROUP INC.

By: /s/ ANDREW HWAN LEE
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Name: ANDREW HWAN LEE
Title: President, Chief Executive Officer, Director